Exhibit T3A.9

Industry Canada	Industry Canada

2012-07-19	Corporations Canada 9th floor, Jean Edmonds Towers South 365 Laurier Avenue West Ottawa, Ontario K1A 0C8	Corporations Canada 9e étage, Tour Jean Edmonds sud 365, avenue Laurier ouest Ottawa (Ontario) K1A 0C8

Corporation Information Sheet Canada Business Corporations Act (CBCA)	Fiche de renseignements Concernant la société Loi canadienne sur les sociétés par actions (LCSA)

8254320 CANADA INC.

Corporation Number	825432-0	Numéro de société
Corporation Key Required for changes of address or directors online	72139085	Clé de société Requise pour mettre à jour en ligne l'adresse du siège social ou l'information concernant les administrateurs
Anniversary Date Required to file annual return	07-18 (mm-dd/mm-jj)	Date anniversaire Requise pour le dépôt du rapport annuel
Annual Return Filing Period Starting in 2013	07-18 to/au 09-16 (mm-dd/mm-jj)	Période pour déposer le rapport annuel Débutant en 2013

Reporting Obligations

A corporation can be dissolved if it defaults in filing a document required by the CBCA. To understand the corporation's reporting obligations, consult Keeping Your Corporation in Good Standing (enclosed or available on our website).

Corporate Name

Where a name has been approved, be aware that the corporation assumes full responsibility for any risk of confusion with existing business names and trademarks (including those set out in the NUANS® search report). The corporation may be required to change its name in the event that representations are made to Corporations Canada and it is established that confusion is likely to occur. Also note that any name granted is subject to the laws of the jurisdiction where the corporation carries on business. For additional information, consult Protecting Your Corporate Name (enclosed or available on our website).

Obligations de declaration

Une société peut être dissoute si elle omet de déposer un document requis par la LCSA. Pour connaître les obligations de déclaration de la société veuillez consulter la brochure Maintenir votre société en conformité, ci-jointe ou disponible dans notre site Web.

Dénomination sociale

En dépit du fait que Corporations Canada ait approuvé la dénomination sociale, il faut savoir que la société assume toute responsabilité de risque de confusion avec toutes dénominations commerciales, marques de commerce existantes (y compris celles qui sont citées dans le rapport de recherche NUANSMD). La société devra peut-être changer sa dénomination advenant le cas où des représentations soient faites auprès de Corporations Canada établissant qu'il existe une probabilité de confusion. Il faut aussi noter que toute dénomination octroyée est assujettie aux lois de l'autorité législative où la société mène ses activités. Pour obtenir de l'information supplémentaire, veuillez consulter le document Protection de la dénomination sociale ci-joint ou disponible dans notre site Web.

Telephone / Téléphone 1-866-333-5556	Email / Courriel corporationscanada@ic.gc.ca	Website / Site Web www.corporationscanada.ic.gc.ca

Industry Canada	Industry Canada

Certificate of Incorporation Canada Business Corporations Act	Certificate de constitution Loi canadienne sur les sociétés par actions
8254320 CANADA INC ____________________________________________________ Corporate name / Dénomination sociale

825432-0 ________________________________ Corporation number / Numéro de société
I HEREBY CERTIFY that the above-named corporation, the articles of incorporation of which are attached, is incorporated under the Canada Business Corporations Act.	JE CERTIFIE que la société susmentionnée, don’t les statuts constitutifs sont joints, est constituée en vertu de la Loi canadienne sur les sociétés par actions.

/s/ Marcie Girouard

Marcie Girouard
____________________________________
Director / Directeur

2012-07-18
____________________________________
Date of Incorporation (YYYY-MM-DD)
Date de constitution (AAAA-MM-JJ)

Industry Canada	Industrie Canada	Form 1 Articles of Incorporation Canada Business Corporations Act (s. 6)	Formulaire 1 Statuts constitutifs Loi canadienne sur les sociétés par actions (art. 6)

1	Corporate name Dénomination sociale 8254320 CANADA INC.
2	The province or territory in Canada where the registered office is situated La province ou le territoire au Canada où est situé le siège social QC
3
The classes and any maximum number of shares that the corporation is authorized to issue
Catégories et le nombre maximal d’actions que la société est autorisée à émettre
See attached schedule / Voir l'annexe ci-jointe

4	Restrictions on share transfers Restrictions sur le transfert des actions None
5	Restrictions on share transfers Restrictions sur le transfert des actions Min. 1 Max. 10
6	Restrictions on the business the corporation may carry on Limites imposées à l’activité commerciale de la société None
7	Other Provisions Autres dispositions See attached schedule / Voir l'annexe ci-jointe
8
Incorporator’s Declaration: I hereby certify that I am authorized to sign and submit this form.
Déclaration des fondateurs : J’atteste que je suis autorisé à signer et à soumettre le présent formulaire.

Name(s) – Nom(s) Maxime Charbonneau	Original Signed by – Original signé par Maxime Charbonneau ________________________________________ Maxime Charbonneau
Note: Misrepresentation constitutes an offence and, on summary conviction, a person is liable to a fine not exceeding $5000 or to imprisonment for a term not exceeding six months or both (subsection 250(1) of the CBCA).
Nota : Faire une fausse déclaration constitue une infraction et son auteur, sur déclaration de culpabilité par procédure sommaire, est passible d’une amende maximale de 5 000 $ et d’un emprisonnement maximal de six mois, ou de l’une de ces deux peines (paragraphe 250(1) de la LCSA).

IC 3419 (2008/04)

Articles of Incorporation
Schedule A

3 -           The classes and any maximum number of shares that the corporation is authorized to issue

Unlimited number of common shares (the "Common Shares"); and
Unlimited number of Cumulative Redeemable First Preferred Shares (the "First Preferred Shares"), issuable in series

I.	The common shares shall have attached thereto the following rights, privileges, restrictions and conditions:

(a)
Voting. The holders of the Common Shares shall be entitled to one vote for each Common Share held at all meetings of shareholders of the Corporation, other than meetings at which only the holders of another class or series of shares are entitled to vote separately as a class or series..

(b)
Dividends. The holders of the Common Shares shall be entitled to receive, subject to the rights privileges, restrictions and conditions attached to any other classes of shares ranking in priority to the Common Shares with respect to dividends, any dividend declared by the Corporation in respect of the Common Shares.

(c)
Liquidation, etc. The holders of the Common Shares shall be entitled to receive, subject to the rights, privileges, restrictions and conditions attached to any other classes of shares ranking in priority to the Common Shares upon liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, or other distribution of assets among the shareholders for the purpose of winding up the affairs of the Corporation, the remaining property and assets of the Corporation available for distribution, after payment of liabilities, upon the liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, or other distribution of assets among the shareholders for the purpose of winding up the affairs of the Corporation.

II.	The First Preferred Shares shall have attached thereto the following rights, privileges, restrictions and conditions:

(a)
Directors' right to issue in one or more series. The First Preferred Shares may at any time and from time to time be issued in one or more series. Prior to the issue of First Preferred Shares of any series, the directors of the Corporation shall, subject to the rights, privileges, restrictions and conditions attached to the First Preferred Shares as a class, the articles of the Corporation and the provisions of the Canada Business Corporations Act (hereinafter referred to as the "Act"), by resolution amend the articles of the Corporation to fix the number of First Preferred Shares in such series and determine the designation of, and the rights, restrictions, privileges and conditions attached to, the First Preferred Shares of such series including, without limitation:

i)	the rate, amount or method of calculation of any dividends and whether any dividends are subject to adjustment;

ii)	whether any dividends are cumulative, partly cumulative or non-cumulative;

iii)	the dates, manner and currency of payments of any dividends and the date from which any dividends accrue or become payable;

iv)
if redeemable or purchasable (whether at the option of the Corporation or the holder or otherwise), the redemption or purchase prices and currency or currencies thereof and the terms and conditions of redemption or purchase, with or without any provision for sinking or similar funds;

v)	the voting rights, if any;

vi)	any conversation, exchange or reclassification rights; and

vii)	any other terms not inconsistent with these provisions;

the whole subject to receipt by the Director appointed under the Act of articles of amendment designating and fixing the number of First Preferred Shares in such series and setting forth the rights, privileges, restrictions and conditions attached thereto and the issue by the Director of a certificate of amendment with respect thereto.

(b)
Ranking of first preferred shares of each series. The First Preferred Shares of each series shall with respect to the payment of dividends and the distribution of the assets of the Corporation in the event of the liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, or any other distribution of the assets of the Corporation for the purpose of winding up its affairs, rank (a) on a parity with the First Preferred Shares of every other series and (b) senior to the Common Shares and the shares of any other class ranking junior to the First Preferred Shares. The First Preferred Shares of any series shall also be entitled to such other preferences, not inconsistent with these provisions, over the Common Shares and the shares of any other class ranking junior to the First Preferred Shares as may be fixed in accordance with Section II (a) above.

(c)
Voting rights. Except as hereinafter specifically provided, as required by the Act, by law or as may be required by an order of the court of competent jurisdiction or in accordance with any voting rights which may be attached to any series of First Preferred Shares, the holders of

First Preferred Shares shall not be entitled as such to receive notice of, or attend, any meeting of shareholders of the Corporation and shall not be entitled to vote at any meeting; provided however that the holders of First Preferred Shares shall be entitled to receive notice of meetings of shareholders of the Corporation called for the purpose of authorizing the dissolution of the Corporation or the sale, lease or exchange of all or substantially all of the property of the Corporation other than in the ordinary course of business of the Corporation.

(d)
Amendment with approval of holders of first preferred shares. The rights, privileges, restrictions and conditions attached to the First Preferred Shares as a class may be added to, removed or changed only with the approval of the holders of First Preferred Shares given in accordance with the requirements of the Act and the minimum requirements provided for in Section II (e) hereof.

(e)	Approval of holders of first preferred shares. The approval of the holders of First Preferred Shares as a class to any matters referred to in these provisions may be given as specified below:

i)
Approval: Any approval required to be given by the holders of First Preferred Shares shall be deemed to have been sufficiently given if it shall have been given by a resolution signed by all the holders of the then outstanding First Preferred Shares or by a resolution passed by the affirmative vote of not less than two-thirds of the votes cast by holders of First Preferred Shares who voted in respect of that resolution at a meeting of the holders of First Preferred Shares called and held for such purpose in accordance with the by-laws of the Corporation.

ii)
Votes: On every poll taken at any meeting in respect of which only the holders of First Preferred Shares of more than one series are entitled to vote, each holder of First Preferred Shares shall be entitled to one vote in respect of each First Preferred Share held.

Subject to the foregoing, the formalities to be observed with respect to quorum, proxies, the giving or waiving of notice of any such meeting and the conduct thereof shall be those from time to time prescribed in the Act and the by-laws of the Corporation with respect to meetings of shareholders.

(f)
Shares issued in series with identical rights. Where First Preferred Shares are issued in more than one series with identical rights, privileges, restrictions, conditions and designations attached thereto, all such series of First Preferred Shares shall rank pari passu and participate equally and proportionately without discrimination or preference as if all such series of First Preferred Shares had been issued simultaneously and all such series of First Preferred Shares may be designated as one series.

(g)
Limitations. Subject to the provisions of the Act, the holders of First Preferred Shares or any series thereof shall not, unless the rights, privileges, restrictions and conditions attached to the First Preferred Shares as a class or to any particular series thereof provide to the contrary, be entitled to vote separately as a class or series on, or to dissent in respect of, any proposal to amend the articles of the Corporation to:

i)
increase or decrease any maximum number of authorized First Preferred Shares or any series thereof, or increase any maximum number of authorized shares of a class or series having rights or privileges equal or superior to the First Preferred Shares or any series thereof;

ii)	effect an exchange, reclassification or cancellation of all or part of the First Preferred Shares or any series thereof; or

iii)	create a new class or series of shares equal or superior to the First Preferred Shares or any series thereof.

Articles of Incorporation
Schedule B

7 -           Other provisions, if any

The directors may appoint one or more additional directors, who shall hold office for a term expiring no later than the close of the next annual meeting of shareholders, but the total number of directors so appointed may not exceed one third of the number of directors elected at the previous annual meeting of shareholders.

Industry Canada	Industrie Canada	Form 2 Articles of Incorporation Canada Business Corporations Act (s. 6)	Formulaire 2 Statuts constitutifs Loi canadienne sur les sociétés par actions (art. 6)

1	Corporate name Dénomination sociale 8254320 CANADA INC.
2	Address of registered office Adresse du siège social 16 Place du Commerce Verdun QC H3E 2A5
3	Additional address Autre adresse See attached schedule / Voir l'annexe ci-jointe
4	Members of the board of directors Membres du conseil d’administration
	François D. Ramsay	810 boul. Marie-Victorin, Boucherville QC J4B 1Y3, Canada	Resident Canadian Résident Canadien Yes / Oui
5
Declaration: I certify that I have relevant knowledge and that I am authorized to sign this form.  Déclaration : J’atteste que je possède une connaissance suffisante et que je suis autorisé(e) à signer le présent formulaire.

Original Signed by – Original signé par Maxime Charbonneau ________________________________________ Maxime Charbonneau 514-397-6479
Note: Misrepresentation constitutes an offence and, on summary conviction, a person is liable to a fine not exceeding $5000 or to imprisonment for a term not exceeding six months or both (subsection 250(1) of the CBCA).
Nota : Faire une fausse déclaration constitue une infraction et son auteur, sur déclaration de culpabilité par procédure sommaire, est passible d’une amende maximale de 5 000 $ et d’un emprisonnement maximal de six mois, ou de l’une de ces deux peines (paragraphe 250(1) de la LCSA).

IC 2904 (2008/04)